Exhibit 99.1

PRESS RELEASE

January 20, 2010

CRESCENT BANKING COMPANY

P.O. Box 2020, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, Fax (678) 454-2282

CRESCENT BANKING COMPANY

RECEIVES NASDAQ DEFICIENCY NOTIFICATION

Crescent Banking Company, Jasper, Georgia (The Nasdaq Capital Market–CSNT) (the “Company”) announced today that it received a letter from the Nasdaq Listing Qualifications Department of The Nasdaq Capital Market (the “Nasdaq Staff”) on January 13, 2010, notifying the Company of its failure to comply with Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”), which requires listed securities to maintain a minimum bid price of $1.00 per share. The Company’s common stock has closed below the minimum $1.00 per share requirement for the last 30 consecutive business days.

There is no change in the trading of the Company’s common stock on The Nasdaq Capital Market at this time. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until July 12, 2010, to regain compliance with the Bid Price Rule. After the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day period to regain compliance with the Bid Price Rule, provided that the Company satisfies The Nasdaq Capital Market’s initial listing standards set forth in Nasdaq Marketplace Rule 5505, excluding the Bid Price Rule.

To regain compliance with the Bid Price Rule, the bid price of shares of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. In the event the Company does not regain compliance with the Bid Price Rule prior to the expiration of the grace period, the Nasdaq Staff will notify the Company that its common stock is subject to delisting from The Nasdaq Capital Market. However, the Company may appeal any determination by the Nasdaq Staff to delist the Company’s common stock, during which time, shares of the Company’s common stock would continue to trade on The Nasdaq Capital Market.

About Crescent Banking Company

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $1.0 billion and consolidated shareholders’ equity of approximately $12.4 million, representing a book value of $2.34 per share, as of September 30, 2009. The Company has 11 full service offices, a loan production office and a corporate office, located in five counties in North Georgia. The Company had approximately 5.3 million shares of common stock outstanding at September 30, 2009.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this Press Release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results’

performance or achievements of the Company to be materially different from the future results’ performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, events or developments affecting the Company’s market performance and Nasdaq’s ability to exercise discretion with respect to decisions regarding the Company’s listing. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify forward-looking statements through our use of words such as “believe,” “intend,” “continue,” “hopeful” and other similar words and expressions of the future.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those risks and factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 under the captions “Special Cautionary Notice Regarding Forward-Looking Statements,” “Risk Factors,” and otherwise in the Company’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.